Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 pertaining to the NovaBay Pharmaceuticals, Inc. 2017 Omnibus Incentive Plan of our report dated March 23, 2017, relating to the consolidated financial statements of NovaBay Pharmaceuticals, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ OUM & Co. LLP

San Francisco, California

June 2, 2017